SHARE PURCHASE AGREEMENT

This Agreement is made as of the 11th day of May, 2016 (this “Agreement”), by and between Thomas DeNunzio, with an address at 780 Reservoir Avenue, #123, Cranston, RI 02910 (“Seller”), the “Controlling Shareholder” of Seller, as listed on the signature page, and Stansbridge Limited, (“Stanbridge”), a United Kingdom company with an address of 50 Hill Crescent, Worcester Park, Surrey, England, KT4 8NA and Diane Margaret Antonia-Lipman, (“Lipman”) with an address of 130 Ridge Road, Sutton, Surrey, SM3 9LZ, United Kingdom, collectively the (“Purchasers”).

W I T N E S S E T H:

WHEREAS, Seller is the record owner and holder of 334,005,500 Common Shares, $.0001 par value (the “Shares”), of NL ONE CORPORATION, a Nevada corporation ("Corporation”), which Corporation has approximately 348,890,000 shares of common stock, issued and outstanding as of the date of this Agreement. There are no outstanding shares of preferred stock.

WHEREAS, Purchasers desire to purchase the Shares from Seller, whereas 324,008,000 Shares will be issued to Stansbridge in book-entry form which constitutes approximately 92.87% of the Corporation’s issued and outstanding shares as of the date of this Agreement and 9,497,500 Shares will be issued to Lipman in book-entry form. Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation’s Shares, it is hereby agreed, as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, Purchasers agrees to purchase at the Closing and the Seller agrees to sell to Purchasers at the Closing, the Shares for a total price of Three Hundred Forty-Five Thousand U.S. dollars and no cents (USD $345,000.00) (the “Purchase Price”).

2. GOOD FAITH DEPOSIT. At or before the signing of this Agreement, Purchasers agrees to wire transfer to an account to be designated by Seller, the sum of One Hundred Thousand U.S. dollars and no cents (USD $100,000.00) as an earnest money deposit to Seller. Purchasers will provide Seller with proof of payment within 48 hours of signing Agreement. At the Closing, as defined below, Purchasers will pay the balance of the Purchase Price, Two Hundred Forty-Five Thousand U.S. dollars and no cents (USD $245,000.00) to Seller by wire transfer on or before May 16, 2016.

If, in the event Purchasers shall fail to tender the balance of said purchase price per the terms and conditions set forth herein, the Seller shall be entitled to retain the earnest money deposit as liquidated damages without prejudice and this Agreement will automatically become null and void notwithstanding that Seller in his sole discretion may extend the time for performance of this Agreement if requested by Purchasers in writing. Purchasers may notify Seller through email.

If, in the event Seller shall fail to comply with any of the terms and conditions of Agreement, Seller shall promptly return the good faith deposit to Purchasers and this Agreement will automatically become null and void notwithstanding that Purchasers in his sole discretion may extend the time for performance of this Agreement if requested by Seller in writing.

3. CLOSING. The purchase and sale of the Shares shall take place on or before May 16, 2016; at the law office of Nobel Law Group Ltd. (“Escrow Agent”) with an address of 1341 W. Fullerton Avenue, Suite 159, Chicago, IL 60614 (which date and place are designated as the “Closing”). At Closing, Escrow Agent shall deliver to Seller, in cash, by wire transfer to an account to be designated by Seller for the Purchase Price totaling the amount of Three Hundred Forty Five Thousand, ( $345,000.00) U.S. Dollars and Seller will immediately deliver the following to Escrow Agent: (A) evidence of transfer of shares from Seller to Purchasers in book-entry form, (B) all corporate books and records; (C) written resignation of incumbent sole director and sole officer of the Corporation; and (D) an affidavit certifying that all liabilities of the Corporation prior to the Closing date shall be paid in full out of the proceeds of this share purchase.

If, in the event Purchasers shall fail to tender the balance of said purchase price per the terms and conditions set forth herein, then this Agreement will automatically become null and void notwithstanding that Seller in his sole discretion may extend the time for performance of this Agreement. If this agreement does not close on or before May 16, 2016, then any and all documentation sent by Seller to Escrow Agent pursuant to Closing, including but not limited to stock certificates, board resolutions shall be promptly returned to Seller upon notice by Seller to Escrow Agent via overnight mail to an address designated by Seller.

Post-closing agreements by Seller. Seller agrees to perform the following actions for Purchasers after the Closing for no additional fee unless otherwise stated:

a. SEC 8K filing for the sale of common stock

b. Board Resolution evidencing resignation of directors and officers and appointing new director as determined by Purchasers.

c. SEC Schedule 14F, Schedule 13 D & Form 3 filing.

d. Introduction to our PCAOB auditor.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND CONTROLLING SHAREHOLDER. Seller, as Controlling Shareholder hereby represents and warrants to Purchasers that:

(i)	Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii)	Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.

(iii)	Corporation has no financial information available other than the financial information included in its SEC filings;

(iv)	There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

(v)	The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;

(vi)	The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans;

(vii)	No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;

(viii)	The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation’s by-laws, Certificate of Incorporation, Shareholder

Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act (“Act”) or other applicable state securities laws;

(ix)	Corporation has not conducted any business and/or entered into any agreements with third-parties;

(x)	This Agreement has been duly executed and delivered by Seller constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller is a party or by which they are bound;

(xi)	Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;

(xii)	Seller warrants that the Corporation being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Purchasers and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Corporation prior to, or during the closing contemplated by this contract of sale;

(xiii)	Seller will cause all current officers and directors of the Corporation to resign at Closing;

(xiv) The execution, delivery and performance of this Agreement have been duly approved by all requisite corporate action, if any, on the part of the Corporation and the Seller and is within the Corporation's and Seller’s powers;

(xv) There are no outstanding options, contracts, commitments, warrants or other rights of any character affecting or relating in any manner to the Shares;

(xvi) The Corporation has duly filed all federal, state, and local tax returns and have paid all federal, state and local taxes required to be paid by the Corporation with respect to the periods covered by the returns;

(xvii) To the best of its knowledge, the Corporation has conducted the business and implemented and operated the Corporation, in compliance with all legal requirements; and

(xviii) The Corporation has all necessary licenses and permits to operate its business. None of such licenses, permits, or authorizations had lapsed or been revoked or terminated, and the Corporation has at all times been operated and conducted in accordance and consistent with all material terms and conditions thereof.

(xix)	The seller warrants that there are no restrictions in the Corporation’s bylaws that would curtail an acquisition by the Corporation.
(xx)	The Corporation’s Registration Statement on Form S-1, (“Registration Statement), Registration No. 333-165538 was declared effective by the Securities and Exchange Commission, (“Commission”) on May 1, 2015;

(xxi)	No stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of our knowledge, no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

(xxii)	The Registration Statement and the Prospectus included therein (the “Prospectus”) covers the resale by the selling stockholder Thomas DeNunzio named therein of up to 10,000,000 shares of the Corporation’s issued and outstanding common stock;

(xxiii)	As of the date hereof, Thomas DeNunzio owns 324,005,500 shares of the Corporation’s common stock in addition to the shares whose resale is covered by the Prospectus;

(xxiv)	Mountain Share Transfer, LLC with an address of P.O. Box 191767 is the Corporation’s stock transfer agent.

5. REPRESENTATIONS AND WARRANTIES OF Purchasers. Purchasers hereby represents and warrants to Seller that:

(i)	Purchasers has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchasers and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii)	The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchasers is a party or by which Purchasers is bound;

(iii)	At no time was Purchasers presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising;

(iv)	Purchasers is purchasing the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law;

(v)	The Purchasers or its principals are "accredited investors" as defined under Rule 501 under the Securities Act;

6. NOTICES. Notice shall be given by email at the most recent address last received by Seller from Purchasers or by Purchasers from Seller. Notice may also be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:

Thomas DeNunzio

780 Reservoir Avenue, #123

Cranston, R.I. 02910

Phone: (401) 641-0405

FAX: (401) 633-7300

Email: teakwood5@cox.net

Purchasers:

Stansbridge Limited

50 Hill Crescent, Worcester Park

Surrey, England, KT4 8NA

Diane Margaret Antonia-Lipman

130 Ridge Road, Sutton, Surrey,

SM3 9LZ, United Kingdom

With a copy to:

Noble Law Group, Ltd.

1341 W. Fullerton Ave., Suite 159

Chicago, Illinois 60614

Attn: Scott A. Sinar Esq.

Phone: (312) 334-9602

FAX: (312) 334-9601

Email: ssinar@noblelawgroup.net

7. GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Rhode Island. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement from the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8. CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9. SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

10. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

11. INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

12. GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

14. ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15. CLOSING DOCUMENTS. Seller and Purchasers agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

16. EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17. FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18. PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

19. INDEMNIFICATION. Seller shall indemnify and hold Purchasers harmless from and against any and all actions, suits, claims and demands arising out of or related to (i) any actions or omissions of Seller in its capacity as a shareholder of the Corporation prior to the Closing date, or (ii) any lawsuits against the Corporation arising during the period of time prior to the Closing date; (iii) any investigations, requests, audits or comment letters issued by the Securities and Exchange Commission related to the period of time prior to the Closing date; and (iv) any breach of this Agreement by Seller, including a breach of the representations and warranties contained in this Agreement.

20. DEFAULT. In the event of default, all parties shall be entitled to pursue any right or remedy it may have hereunder, at law or in equity.  The defaulting party shall pay and be responsible for the non-defaulting party's reasonable attorneys’ fees and costs.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

/s/ Gary R. Brown

(PURCHASER)

/s/ Diane Margaret Antonia-Lipman

(PURCHASER)

/s/ Thomas DeNunzio

Thomas DeNunzio

(SELLER)

/s/ Thomas DeNunzio

Thomas DeNunzio

(CONTROLLING SHAREHOLDER)